EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-53368, 333-49660 and 333-43638) of iBEAM
Broadcasting Corporation of our report dated March 26, 2001 relating to the financial statements and financial statement schedule, which is included in this Form 10-K.

/s/PricewaterhouseCoopers LLP

San Jose, California
March 26, 2001